SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2005

SEDONA SOFTWARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33369	98-0226926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3273 E. Warm Springs Rd., Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 312-6255

503-1755 Robson Street, Vancouver, British Columbia, Canada V6G 3B7 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

1.01	Entry Into a Material Definitive Agreement

On May 2, 2005, we executed a convertible promissory note in the amount of $50,326.00 in favor of John E. Cooper for debt the Company owed to Mr. Cooper for funding our expenses. The convertible promissory note is due and payable on October 1, 2005 and may be converted into equity of the Company at a rate of 10% discount to the current market price of our common stock, but no more than $0.20 per share at any time while the note remains unpaid.

For a description of the assignment of the convertible promissory note, please see Item 5.01 incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes In Control of Registrant

Upon the close of the Share Transfer Agreement effective May 13, 2005, John E. Cooper, our sole director and officer, transferred his 3,000,000 shares of common stock in the Company to Cane Clark, LLP, legal counsel for the Company for several years. In connection with the transfer of shares, John E. Cooper also assigned a promissory note dated May 1, 2005 to Cane Clark, LLP. As part of the same transaction, John E. Cooper’s two sons and prior directors of the Company, Andrew J. Cooper and Gordon E. Cooper, each transferred his 500,000 shares of common stock in the Company to Cane Clark, LLP. In consideration for the aggregate 4,000,000 shares, Cane Clark, LLP agreed to forgive accrued legal fees incurred by the Company, which the Company was unable to afford. In further consideration for the aggregate 4,000,000 shares, Cane Clark, LLP agreed to pay John E. Cooper, Andrew J. Cooper, and Gordon E. Cooper the total sum of $100,000.00 out of the proceeds of any resale of the shares.

The Company believes that the consummation of the Share Transfer Agreement represents a change of control of the Company. Upon the close of the Share Transfer Agreement effective May 13, 2005, Cane and Clark, LLP now own 74% of the voting shares of the Company.

Following the closing of the Share Transfer Agreement, John E. Cooper resigned as sole director and executive officer of the Company and David Clark was appointed in his stead. The resignation of the existing directors and the appointment of new directors is discussed in Item 5.02 below.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth under Item 5.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Effective May 13, 2005, David Clark is our sole director, President, Chief Executive Officer, and Chief Financial Officer of the Company. Set forth below is a brief description of David Clark’s business experience during the past five (5) years:

David Clark

Business Experience

From August 2000 to March 2001, Mr. Clark served as Manager of Corporate Communications for SkyWest Airlines. From March 2001 to March 2003, he served as a business consultant in Las Vegas, Nevada. From March 2003 to March 2005, he founded and ran Nevada Family Magazine. He sold his ownership interest in Jan 2004, but continued to publish the magazine as publisher and editor-in-chief for the new owners (Mach One Media, LLC) until March of 2004.

Mr. Clark is currently working for DCFive Publishing and DCFive Consulting, engaging in custom publishing and business consulting, as the only partner of the company. Since May 2005, Mr. Clark has been sole Director, Chief Executive Officer, and Chief Financial Officer of the Company.

Mr. Clark was awarded his MBA in 1998 from Brigham Young University, Marriott School of Management.

SECTION 6 - ASSET-BACKED SECURITIES

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2005

SEDONA SOFTWARE SOLUTIONS, INC.
By:/s/ David Clark Name: David Clark Title: President and Chief Executive Officer